                                                                    EXHIBIT 12.1


                        MARINE DRILLING COMPANIES, INC.
  RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS CALCULATION
                             (DOLLARS IN THOUSAND)


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

                                                                                                                      SIX
                                                                                                                     MONTHS
                                                                                                                     ENDED
                                                               YEARS ENDED DECEMBER 31,                             JUNE 30,
                                           1995           1996           1997           1998           1999           2000
                                         --------       --------       --------       --------       --------       --------
EARNINGS
  Income (Loss) Before Income Taxes      $ (6,102)      $ 32,256       $ 89,836       $ 95,541       $ (8,482)      $ 20,470
  Plus: Fixed Charges                       1,032          1,003            957            881          9,794          6,396
  Less: Capitalized Interest                 (126)           (62)           (49)          (193)        (3,610)            --
                                         --------       --------       --------       --------       --------       --------
  Total Earnings                         $ (5,196)      $ 33,197       $ 90,744       $ 96,229       $ (2,298)      $ 26,866
                                         --------       --------       --------       --------       --------       --------


FIXED CHARGES
  Interest Expense                       $    855       $    895       $    575       $    481       $  5,838       $  6,198
  Capitalized Interest                        126             62             49            193          3,610             --
  Amortization of Financing Costs              51             46            333            207            346            198
                                         --------       --------       --------       --------       --------       --------
  Total Fixed Charges                       1,032          1,003            957            881          9,794          6,396
                                         --------       --------       --------       --------       --------       --------

  Preferred Dividend Requirements              --             --             --             --             --             --
                                         --------       --------       --------       --------       --------       --------

  Total Combined Fixed Charges and
   Preferred Dividend Requirements       $  1,032       $  1,003       $    957       $    881       $  9,794       $  6,396
                                         --------       --------       --------       --------       --------       --------

RATIO OF EARNINGS TO COMBINED FIXED          (5.0)          33.1           94.8          109.2           (0.2)           4.2
                                         ========       ========       ========       ========       ========       ========

RATIO OF EARNINGS TO COMBINED FIXED
 CHARGES AND PREFERRED DIVIDEND
 REQUIREMENTS                                (5.0)          33.1           94.8          109.2           (0.2)           4.2
                                         ========       ========       ========       ========       ========       ========


Amount by Earnings did not
  Cover Fixed Charges                    $  6,228       $     --       $     --       $     --       $ 12,092       $     --
                                         ========       ========       ========       ========       ========       ========

Amount by which Earnings did not
  Cover Fixed Charges and Preferred
  Dividend Requirements                  $  6,228       $     --       $     --       $     --       $ 12,092       $     --
                                         ========       ========       ========       ========       ========       ========


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